Exhibit 10.17

AMENDMENT #11 TO

VMWARE DISTRIBUTOR AGREEMENT

This Amendment, dated June 5, 2008 (the “Effective Date”), is being made to the VMware Distributor Agreement dated May 17, 2002 (VMware Contract #1322) (the “Agreement”) by and between Ingram Micro Inc. (“Distributor”) and VMware, Inc. (“VMware”).

This Amendment shall become part of and subject to the terms and conditions of the Agreement which, except as modified herein, remains unchanged and in full force and effect. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern. All terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the parties desire to amend the provisions of the Agreement; and

WHEREAS, the parties may amend the Agreement by a mutual written agreement;

NOW, THEREFORE, in consideration of the foregoing recitals, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the undersigned parties agree as follows:

The parties agree to amend the Agreement with the addition of Section 14 as follows:

14.	Market Development Fund (MDF) Programs: Distributor may participate in VMware’s Distributor MDF Program and Regional MDF Program subject to the following terms:

(a)	Distributor acknowledges that Distributor has reviewed and agreed to the then-current Distributor MDF and Regional MDF Guidelines and policies and Qualifying Expenses Document (“MDF Guidelines”) located on the VMware website at http://www.vmware.com/partnercentral or designated successor VMware site (“VMware Partner Website”).

(b)	Distributor acknowledges that Distributor has reviewed and agreed to the then-current rules and approved Distributor MDF and Regional MDF activity list referenced in the then-current VMware Guidelines posted on the VMware Partner Website.

(c)	The MDF Guidelines may be modified from time to time by VMware with thirty (30) days prior written notice to Distributor. Distributor agrees to review these guidelines regularly to understand the then-current requirements and benefits. If any modification by VMware to the MDF Guidelines is unacceptable to Distributor, Distributor’s sole and exclusive remedy shall be to elect not to participate in the applicable MDF Program(s).

By execution hereof, the signers certify they have read and agree to be bound by this Amendment and are duly authorized to execute this Amendment on behalf of the parties.

Ingram Micro Inc.		VMware, Inc.

By:	Jodi Honore	By:	Michael A. Bartz
Name:	/s/ Jodi Honore	Name:	/s/ Michael A. Bartz
Title:	VP, Vendor Management	Title:	Sr. Contracts Manager
Date:	July 29, 2008	Date:	July 24, 2008